Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Aurora Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common Stock(3)	Other(4)	75,000,000	$10.00(4)	$750,000,000(4)	0.0000927	$69,525.00

Fees Previously Paid	Equity	Class A common Stock(5)	Other(6)	34,750,359	$9.92(6)	$344,723,561.28(6)	0.0001091	$37,609.34

	Equity	Class A common stock issuable upon conversion of Class B common stock, Class C common stock, exercise of warrants, RSUs and options(7)	Other(6)	622,302,019	$9.92(6)	$5,223,236,028.48(6)	0.0001091	$569,855.05

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

	Equity	Class A common stock issuable upon exercise of warrants(8)	Other(9)	6,075,072	—	—	—	—

	Equity	Redeemable warrants(10)	Other(11)	6,075,072	13.175(11)	$80,039,073.60(11)	0.0001091	$8,732.26

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$6,397,998,663.36		$685,721.65

	Total Fees Previously Paid							$616,196.65

	Total Fee Offsets							0

	Net Fee Due							$69,525.00

(1)    Immediately prior to the consummation of the Mergers described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora”), intends to effect a deregistration under Article 206 of the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Aurora’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by Aurora (after the Domestication), the continuing entity following the Domestication, which will be renamed “Better Home & Finance Holding Company” upon the consummation of the Mergers, as further described in the proxy statement/prospectus. As used herein, “Better Home & Finance Holding Company” or “Better Home & Finance” refers to Aurora after the Domestication and/or the consummation of the Mergers, including after such change of name, as applicable.

(2)    Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)    Represents the maximum number of Aurora Class A ordinary shares estimated to be issuable, pursuant to the Bride Note Purchase Agreement, dated November 30, 2021, upon the consummation of the Mergers described in the proxy statement/prospectus. Conversion calculation for $750,000,000 at a price of $10 per share, with no interest.

(4)    Estimated solely for the purpose of calculating the registration fee, based on the proposed offering price of the Class A ordinary shares of Aurora (the company to which Better Home & Finance will succeed following the Domestication) of $10 per Class A ordinary share. This calculation is in accordance with Rule 457(i) of the Securities Act.

(5)    The number of shares of Better Home & Finance Class A common stock being registered represents (a) 24,300,287 Class A ordinary shares of Aurora that were registered pursuant to the registration statements on Form S-1 (333-253106) (the “IPO Registration Statement”) and offered by Aurora in its initial public offering (the “Aurora public shares”), which Aurora public shares automatically will be converted by operation of law into shares of Better Home & Finance Class A common stock (which will each carry one vote per share) in the Domestication, (b) 3,500,000 Class A ordinary shares of Aurora that were purchased by Novator Capital Sponsor Ltd., a Cyprus limited liability company (the “Sponsor”), in a private placement in connection with the initial public offering, which Class A ordinary shares automatically will be converted by operation of law into shares of Better Home & Finance Class A common stock (which will each carry one vote per share) in the Domestication and (c) 6,950,072 Class B ordinary shares of Aurora purchased by the Sponsor and certain directors of Aurora, in a private placement prior to the initial public offering (the “founder shares”), which founder shares automatically will be converted by operation of law into shares of Better Home & Finance Class A common stock (which will each carry one vote per share) in the Domestication (such Better Home & Finance Class A common stock, together with Better Home & Finance Class B common stock and Better Home & Finance Class C common stock, “Better Home & Finance common stock”).

(6)    Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Aurora (the company to which Better Home & Finance will succeed following the Domestication) on Nasdaq on July 28, 2021 ($9.92 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rules 457(f)(1) and 457(f)(3) of the Securities Act. The proposed maximum aggregate offering price of the securities being registered was calculated based on (a) the product of (i) $9.92, the average of the high and low prices for shares of Aurora Class A ordinary shares as reported on Nasdaq on July 28, 2021, multiplied by (ii) 622,302,019, minus (b) $950,000,000 (the estimated amount of cash that was to be paid by Aurora to Better stockholders for their outstanding equity interest), which has subsequently been eliminated such that Better will receive more capital as primary proceeds more quickly than was otherwise provided for under the terms of the preceding transaction documents.

(7)    Represents shares of Better Home & Finance Class A common stock to be issued comprising the sum of (a) [ ] shares of Better Home & Finance Class B common stock (which will each carry three votes per share) to be issued to Better Stockholders (as defined herein) (including as a result of Better’s Preferred Stock Conversion) in connection with the Mergers described herein, which will be convertible into shares of Better Home & Finance Class A common stock; (b) the product of (i) [ ] shares of Better Holdco, Inc. common stock (“Better common stock”) reserved for issuance upon the exercise of options to purchase Better common stock outstanding as of [ ], 2022 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into options to purchase shares of Better Home & Finance Class B common stock in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of [ ] shares of Better Home & Finance Class B common stock for each share of Better common stock, which will be convertible into the same number of shares of Better Home & Finance Class A common stock, (c) the product of (i) [ ] shares of Better common stock reserved for issuance upon the settlement of [ ] Better restricted stock units outstanding as of [ ], 2022 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into restricted stock units, each of which will represent the right to receive one share of Better Home & Finance Class B common stock upon the satisfaction of vesting conditions in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of [ ] shares of Better Home & Finance Class B common stock for each share of Better common stock, which will be convertible into the same number of shares of Better Home & Finance Class A common stock, (d) the product of (i) [ ] restricted shares of Better common stock outstanding as of [ ], 2022, which will convert into restricted shares of Better Home & Finance Class B common stock in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of [ ] shares of Better Home & Finance Class B common stock for each share of Better common stock, which will be convertible into the same number of shares of Better Home & Finance Class A common stock, (e) the product of (i) [ ] shares of Better common stock that may be issuable upon exercise of warrants to purchase Better common stock or shares of Better Holdco, Inc. preferred stock (“Better preferred stock” and, together with Better common stock, “Better Capital Stock” and, such warrants, the “Better Warrants”) that are outstanding as of [ ], 2022, which as a result of the Mergers will be converted into warrants to purchase shares of Better Home & Finance Class A common stock and (ii) an exchange ratio of [ ] shares of Better Home & Finance Class A common stock for each share of Better common stock; (f) [ ] shares of Better Home & Finance Class A common stock reserved for issuance upon the exercise of [ ] warrants to purchase Class A ordinary shares of Aurora that were issued in a private placement concurrently with the initial public offering (the “Aurora private warrants”); (g) [ ] shares of Better Home & Finance Class C common stock (which will each carry no votes per share) to be issued in connection with the Mergers described herein, which will be convertible into the same number of shares of Better Home & Finance Class A common stock. The shares of Better Home & Finance Class B common stock will be convertible at any time into Better Home & Finance Class A common stock at the option of the holder thereof and the shares of Better Home & Finance Class C common stock will also be convertible into Better Home & Finance Class A common stock at any time, subject to contractual limitations with respect to regulatory approvals applicable to the holder thereof. In connection with the Mergers, certain holders of Better common stock will have the option to acquire Better Home & Finance Class A common stock or Better Home & Finance Class C common stock in lieu of Better Home & Finance Class B common stock; accordingly this registration statement covers the maximum number of shares of Better Home & Finance Class A common stock that may be issuable in the Mergers and also covers the Better Home & Finance Class A common stock issuable upon conversion of the maximum number of shares of Better Home & Finance Class B common stock and Better Home & Finance Class C common stock issuable pursuant to the Mergers.

(8)    Represents shares of Better Home & Finance Class A common stock to be issued upon exercise of the Aurora public warrants (as defined in note (8) below).

(9)    No additional registration fee is payable pursuant to Rule 457(i).

(10)    The number of redeemable warrants to acquire shares of Better Home & Finance Class A common stock being registered represents 6,075,072 redeemable warrants to acquire Class A ordinary shares of Aurora that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by Aurora in its initial public offering (the “Aurora public warrants” and, together with the Aurora private warrants, the “warrants”). The warrants will automatically be converted by operation of law into warrants to acquire shares of Better Home & Finance Class A common stock as a result of the Domestication.

(11)    Estimated solely for the purpose of calculating the registration fee, and represents the sum of (i) the average of the high and low prices of the Aurora public warrants (the company to which Better Home & Finance will succeed following the Domestication) on Nasdaq on July 27, 2021 ($1.675 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the exercise price of $11.50 per share of Class A ordinary shares of Aurora (or, after the Domestication, Better Home & Finance Class A common stock) issuable upon exercise of such Aurora public warrants. This calculation is in accordance with Rules 457(f)(1) and 457(i) of the Securities Act.